Centrue Financial Corporation Announces Fourth Quarter and Year-End Earnings

OTTAWA, IL -- 02/11/2008 -- Centrue Financial Corporation (NASDAQ: TRUE) reported net income for the fourth quarter ended December 31, 2007 of $3,080,000 or $0.49 per diluted share as compared to net income of $1,011,000 or $0.18 per diluted share earned in the same period of 2006. Fourth quarter 2006 results included approximately $767,000 (or $470,000 after tax) in expenses related to the merger and integration between Centrue Financial Corporation and UnionBancorp, Inc. The impact to earnings, net of taxes, was approximately $0.11 per diluted share.

For the twelve months ended December 31, 2007, net income equaled $11,323,000 or $1.74 per diluted share as compared to net income of $5,187,000 or $1.20 per diluted share for the year ended December 31, 2006. Income from continuing operations for 2007 equaled $11,323,000 or $1.74 per diluted share as compared to net income of $5,602,000 or $1.30 per diluted share for 2006.

"Centrue made significant progress during 2007 in key financial metrics including our return on equity, net income and operating efficiency," remarked Thomas A. Daiber, President and Chief Executive Officer of Centrue Financial Corporation, on the announcement. "Our progress is especially noteworthy during a period when the financial services sector as a whole faced significant challenges. Our asset quality continued to improve as we experienced decreases in nonperforming and delinquent loans. Additionally during 2007, the Company realized more than its projected $4 million in cost savings related to the November 2006 merger. We are pleased with our 2007 performance, particularly in light of the slowed economy, and we will continue efforts to grow our assets and improve our operating results in 2008."

Fourth Quarter 2007 Highlights:

--  In an effort to integrate operations and streamline our retail distribution channel, the Company announced the sale of four Illinois branch locations during the fourth quarter.  The sale of the Hanover and
    Elizabeth branches and Manlius and Tampico branches are anticipated to close in the first and second quarter, respectively. This action, in addition to the closing of three branches earlier in the year, will reduce the branch distribution network to 29 locations.
--  With a successful core systems conversion late in the second quarter, the Company was able to realize a net reduction of over 125 full time equivalent employees as of December 31, 2007 as compared to pro-forma staffing levels at the beginning of 2006.

Loans and Funding

Outstanding loans totaled $957.3 million at December 31, 2007 compared to $836.9 million at December 31, 2006, representing an increase of $120.4 million or 14.4%. The loan growth was largely generated in the St. Louis market and was concentrated in commercial real estate lending activity. The Company has no direct exposure to sub prime mortgages.

Deposits totaled $1.033 billion at December 31, 2007 compared to $1.027 billion at December 31, 2006, representing an increase of $6.0 million or 0.6%. Although deposits remained relatively unchanged, the Company experienced a shift into higher costing time and wholesale deposits away from lower costing non-maturing deposits. The changes in deposit composition, combined with an increase in FHLB advances as well as a generally higher cost of funds during the year, put pressure on the margin.

Asset Quality and Allowance for Loan Loss

During the fourth quarter 2007, the Company recorded a provision for loan losses of $449,000 compared to $25,000 during the same period in 2006. The increase in the provision for the quarter was the result of identifying and addressing problem credits and deteriorating economic conditions in a timely fashion.

The allowance was 1.12% of total loans outstanding at December 31, 2007 as compared to 1.29% reported at year-end 2006. Net charge-offs were $546,000, or 0.06% of average loans compared to $61,000 or 0.01% in fourth quarter 2006. The 2007 reserve coverage ratio (allowance to nonperforming loans) was reported at 262.96% as compared to 92.14% reported at year-end 2006.

Nonperforming loans were $4.1 million, a decrease of $7.7 million or 65.3% reported at year-end 2006. The level of nonperforming loans to end of period loans totaled 0.43% as of December 31, 2007 compared to 1.40% as of December 31, 2006. The decrease in nonperforming loans was the result of aggressive action by the Company to work-out of troubled credits by either refinancing elsewhere or through liquidation.

Net Interest Margin

The net interest margin for fourth quarter 2007 was reported at 3.35%, compared with 3.32% for fourth quarter 2006 and 3.40% for third quarter 2007. The decline from the third quarter 2007 was due primarily to rate reductions by the Federal Reserve. Due to the Company's asset liability position, changes impact loan yields quicker than the Company's cost of funds.

Tax-equivalent net interest income increased $2.8 million to $10.3 million for the fourth quarter 2007 as compared to $7.5 million for the same period in 2006. The improvement in net interest income was largely related to an increase in earning assets due to the addition of the former Centrue's loan and investment portfolios for a full quarter in 2007. This was offset by increases in deposit balances and a shift in the mix of funding liabilities from lower costing non-interest bearing deposits to higher costing time deposits. Due largely to continued competition in pricing loans and deposits, and the recent economic downturn, the margin will likely remain under pressure throughout 2008.

Noninterest Income and Expense

Noninterest income for the fourth quarter 2007 increased $1.5 million to $3.9 million as compared to $2.4 million reported in the same period in 2006. The growth was primarily the result of improvements in service charges and NSF fees on deposit accounts, electronic banking services (included in other income), and revenue generated from the mortgage banking division as a result of a full quarter's activity from the November 2006 merger. Also contributing to the increase was a gain on sale of other real estate and income earned on accrued interest related to a federal tax refund.

Noninterest expense for the fourth quarter 2007 increased $500,000 to $8.9 million as compared to $8.4 million reported in the same period in 2006. The increase was largely attributed to higher occupancy and equipment costs associated with operating 21 additional branches for a full quarter's activity from the November 2006 merger. Also contributing were increases in professional fees related to Sarbanes-Oxley compliance, core deposit amortization, and other real estate valuation adjustments on two properties taken in light of recent economic downturns. Offsetting these increases were reductions in payroll and benefit costs, marketing, and loan related expenses.

Capital Management

At December 31, 2007, the Company's total risk-based capital ratio and tier 1 leverage ratio were 10.23% and 7.69%, respectively. Centrue's capital positions continue to exceed the minimum ratios of 10.0% and 5.0% required by the Federal Reserve for a bank holding company to be considered "well capitalized."

Other capital management activity for the quarter included the following:

--  The Board of Directors approved the payment of a $0.13 common stock dividend, marking the 90th consecutive quarter of dividends paid to stockholders.
--  The Company repurchased 196,582 shares of common stock at a weighted average cost of $21.39 per share.  As of December 31, 2007, approximately
    454,000 shares remain under Centrue's existing repurchase plan.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois and devotes special attention to personal service and offers bank, trust and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Share Data)

                                 Three Months Ended   Twelve Months Ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2007       2006       2007       2006
                                ---------  ---------  ---------  ---------
Operating Highlights

   Net income                   $   3,080  $   1,011  $  11,323  $   5,187
   Income from continuing
    operations                  $   3,080  $   1,099  $  11,323  $   5,602
   Return on average total
    assets                           0.90%      0.40%      0.85%      0.69%
   Return on average
    Stockholders' equity            10.22       3.60       9.53       6.69
   Net interest margin               3.35       3.32       3.35       3.41
   Efficiency ratio                 61.72      84.54      66.67      76.81

Per Share Data
   Diluted earnings per common
    share                       $    0.49  $    0.18  $    1.74  $    1.20
   Diluted earnings per common
    share From continuing
    operations                  $    0.49  $    0.20  $    1.74  $    1.30
   Diluted earnings per common
    share From discontinued
    operations                  $       -  $   (0.02) $       -  $   (0.10)
   Book value per common share  $   19.50  $   18.23  $   19.50  $   18.23
   Diluted weighted average
    common shares outstanding   6,227,046  5,233,655  6,380,646  4,163,836
   Period end common shares
    outstanding                 6,071,546  6,455,068  6,071,546  6,455,068

Stock Performance Data

 Market price:
  Quarter end                   $   22.50  $   19.47  $   22.50  $   19.47
      High                      $   24.90  $   20.00  $   24.90  $   21.48
      Low                       $   19.19  $   18.30  $   18.50  $   17.44
 Period end price to book value      1.15       1.06       1.15       1.06

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                 December 31,  December 31,
                                                     2007         2006
                                                 ------------ ------------
ASSETS
  Cash and cash equivalents                       $    51,628  $    40,195
  Securities available-for-sale                       238,661      290,224
  Restricted securities                                10,670        8,468
  Loans                                               957,285      836,944
  Allowance for loan losses                           (10,755)     (10,835)
                                                  -----------  -----------
    Net loans                                         946,530      826,109
  Cash value of life insurance                         26,895       25,904
  Mortgage servicing rights                             3,161        3,510
  Premises and equipment, net                          35,615       35,403
  Goodwill                                             25,498       25,396
  Intangible assets, net                               11,007       12,733
  Other real estate                                     2,937        2,136
  Other assets                                         12,397       12,947
                                                  -----------  -----------

    Total assets                                  $ 1,364,999  $ 1,283,025
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                        $   114,360  $   125,585
      Interest-bearing                                918,662      901,025
                                                  -----------  -----------
        Total deposits                              1,033,022    1,026,610
    Federal funds purchased and securities sold
     Under agreements to repurchase                    44,937       36,319
    Federal Home Loan Bank advances                   121,615       63,147
    Notes payable                                      13,802        9,015
    Series B mandatory redeemable preferred stock         831          831
    Subordinated debentures                            20,620       20,620
    Other liabilities                                  11,296        8,292
                                                  -----------  -----------
      Total liabilities                             1,246,123    1,164,834

  Stockholders' equity
    Series A convertible preferred stock                  500          500
    Common stock                                        7,438        7,412
    Surplus                                            70,901       70,460
    Retained earnings                                  60,344       52,469
    Accumulated other comprehensive income                939          235
                                                  -----------  -----------
                                                      140,122      131,076
    Treasury stock, at cost                           (21,246)     (12,885)
                                                  -----------  -----------
      Total stockholders' equity                      118,876      118,191

        Total liabilities and stockholders’
         equity                                   $ 1,364,999  $ 1,283,025
                                                  ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                    Three Months Ended  Twelve Months Ended
                                       December 31,        December 31,
                                    ------------------- ------------------
                                      2007      2006      2007      2006
                                    --------- --------  --------  --------
Interest income
  Loans                             $  18,097 $ 11,924  $ 69,060  $ 33,717
  Securities
    Taxable                             2,876    2,702    12,419     8,785
    Exempt from federal income taxes      379      332     1,520       976
  Federal funds sold and other            197      239       577       380
                                    --------- --------  --------  --------
    Total interest income              21,549   15,197    83,576    43,858

Interest expense
  Deposits                              9,566    6,752    37,560    18,204
  Federal funds purchased and
   securities sold under agreements
   to repurchase                          472      215     1,881       407
  Federal Home Loan Bank advances         925      524     2,834     1,824
  Series B mandatory redeemable
   preferred                               13       13        50        50
  Subordinated debentures                 395      242     1,688       242
  Notes payable                           235      156       722       624
                                    --------- --------  --------  --------
    Total interest expense             11,606    7,902    44,735    21,351

Net interest income                     9,943    7,295    38,841    22,507
Provision for loan losses                 449       25       675    (1,275)
                                    --------- --------  --------  --------
Net interest income after provision
 for loan losses                        9,494    7,270    38,166    23,782

Noninterest income
  Service charges                       1,726    1,062     6,789     2,473
  Trust income                            238      238       942       858
  Mortgage banking income                 461      346     1,743     1,113
  Brokerage commissions and fees          149       66       795       326
  Bank owned life insurance (BOLI)        251      198       991       628
  Securities gains (losses), net            4      (16)      (29)     (104)
  Gain on sale of other real estate        60        -     1,107         -
  Other income                            961      469     3,327     1,394
                                    --------- --------  --------  --------
                                        3,850    2,363    15,665     6,688

Noninterest expenses
  Salaries and employee benefits        3,452    4,146    17,635    12,181
  Occupancy expense, net                1,055      604     4,043     1,714
  Furniture and equipment                 683      768     2,621     2,276
  Marketing                               297      403     1,035       697
  Supplies and printing                   179      191       653       421
  Telephone                               248      151       834       490
  Amortization of intangible assets       534      345     2,308       416
  Other expenses                        2,460    1,764     8,204     4,528
                                    --------- --------  --------  --------
                                        8,908    8,372    37,333    22,723
Income from continuing operations
 before income taxes                    4,436    1,261    16,498     7,747
Income taxes                            1,356      162     5,175     2,145
                                    --------- --------  --------  --------
  Income from continuing operations     3,080    1,099    11,323     5,602

Discontinued operations:
  Loss from discontinued operations         -     (143)        -      (677)
  Income tax benefit                        -      (55)        -      (262)
                                    --------- --------  --------  --------
  Loss on discontinued operations           -      (88)        -      (415)
                                    --------- --------  --------  --------

    Net income                      $   3,080 $  1,011  $ 11,323  $  5,187
                                    ========= ========  ========  ========

Preferred stock dividends                  51       51       207       207
                                    --------- --------  --------  --------
Net income for common stockholders  $   3,029 $    960  $ 11,116  $  4,980
                                    ========= ========  ========  ========

Basic earnings per share from
 continuing operations              $    0.49 $   0.20  $   1.75  $   1.31
                                    ========= ========  ========  ========
Diluted earnings per share from
 continuing operations              $    0.49 $   0.20  $   1.74  $   1.30
                                    ========= ========  ========  ========
Basic earnings per share from
 discontinued operations            $       - $  (0.02) $      -  $  (0.10)
                                    ========= ========  ========  ========
Diluted earnings per share from
 discontinued operations            $       - $  (0.02) $      -  $  (0.10)
                                    ========= ========  ========  ========
Basic earnings per common share     $    0.49 $   0.18  $   1.75  $   1.21
                                    ========= ========  ========  ========
Diluted earnings per common share   $    0.49 $   0.18  $   1.74  $   1.20
                                    ========= ========  ========  ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                           Quarters Ended
                         -------------------------------------------------
                          12/31/07  09/30/07  06/30/07  03/31/07  12/31/06
                         --------- --------- --------- --------- ---------
Statement of Income Data
   Interest income       $  21,549 $  21,561 $  20,653 $  19,813 $  15,197
   Interest expense        (11,606)  (11,477)  (11,162)  (10,490)   (7,902)
                         --------- --------- --------- --------- ---------
   Net interest income       9,943    10,084     9,491     9,323     7,295
   Provision for loan
    losses                     449         -       226         -        25
                         --------- --------- --------- --------- ---------
   Net interest income
    after provision for
    loan losses              9,494    10,084     9,265     9,323     7,270
   Noninterest income        3,850     4,367     4,194     3,254     2,363
   Noninterest expense       8,908     8,631     9,846     9,948     8,372
                         --------- --------- --------- --------- ---------
   Income before income
    taxes                    4,436     5,820     3,613     2,629     1,261
   Provision for income
    taxes                    1,356     1,982     1,107       730       162
                         --------- --------- --------- --------- ---------
   Income from continuing
    operations (after
    related taxes)           3,080     3,838     2,506     1,899     1,099
   Loss on discontinued
    operations (tax
    effected)                    -         -         -         -       (88)
                         --------- --------- --------- --------- ---------
   Net income            $   3,080 $   3,838 $   2,506 $   1,899 $   1,011
                         ========= ========= ========= ========= =========
   Net income on common
    stock                $   3,029 $   3,786 $   2,454 $   1,847 $     960
                         ========= ========= ========= ========= =========

Per Share Data
   Basic earnings per
    common share         $    0.49 $    0.60 $    0.38 $    0.29 $    0.18
   Basic earnings per
    common share from
    continuing operations     0.49      0.60      0.38      0.29      0.20
   Diluted earnings per
    common share              0.49      0.60      0.38      0.28      0.18
   Diluted earnings per
    common share from
    continuing operations     0.49      0.60      0.38      0.28      0.20
   Cash dividends on
    common stock              0.13      0.13      0.13      0.12         -
   Dividend payout ratio
    for common stock         26.74%    21.71%    34.03%    41.89%        -
   Book value per common
    share                $   19.50 $   19.12 $   18.48 $   18.42 $   18.23
   Basic weighted average
    common shares
    outstanding          6,174,732 6,321,760 6,414,390 6,461,791 5,193,562
   Diluted weighted
    average common shares
    outstanding          6,227,046 6,357,605 6,449,777 6,497,614 5,233,655
   Period-end common
    shares outstanding   6,071,546 6,261,128 6,363,922 6,470,840 6,455,068

Balance Sheet Data
   Securities            $ 249,331 $ 265,873 $ 276,710 $ 289,288 $ 298,692
   Loans                   957,285   933,903   912,168   868,529   836,944
   Allowance for loan
    losses                  10,755    10,852    10,828    10,607    10,835
   Assets                1,364,999 1,363,246 1,353,386 1,318,821 1,283,025
   Deposits              1,033,022 1,063,805 1,088,122 1,057,297 1,026,610
   Stockholders' equity    118,876   120,234   118,067   119,667   118,191

Earnings Performance Data
   Return on average
    total assets              0.90%     1.13%     0.76%     0.60%     0.40%
   Return on average
    stockholders' equity     10.22     12.78      8.51      6.50      3.60
   Net interest margin
    ratio                     3.35      3.40      3.30      3.35      3.32
   Efficiency ratio (1)      61.72     59.42     70.80     75.13     84.54

Asset Quality Ratios
   Nonperforming assets
    to total end of
    period assets             0.51%     0.75%     0.81%     1.04%     1.08%
   Nonperforming loans to
    total end of period
    loans                     0.43      0.60      0.49      1.08      1.40
   Net loan charge-offs
    to total average
    loans                     0.06         -      0.09      0.03      0.01
   Allowance for loan
    losses to total end
    of period loans           1.12      1.16      1.19      1.22      1.29
   Allowance for loan
    losses to
    nonperforming loans     262.96    194.72    241.05    112.65     92.14

Capital Ratios
   Average equity to
    average assets            8.75%     8.83%     8.88%     9.15%    10.35%
   Total risk-based
    capital ratio            10.23     11.06     11.09     11.66     11.94
   Tier 1 leverage ratio      7.69      7.80      7.60      7.99      7.90

1)  Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com